EXHIBIT 23.1


                       Consent of Independent Accountants

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2004 relating to the financial statements and financial statement schedule, which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2003.

/s/ PricewaterhouseCoopers LLP

New York, New York
September  14, 2004